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                                                     Registration No. 33-______
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         STORAGE TECHNOLOGY CORPORATION
                     -------------------------------------
               (Exact name of issuer as specified in its charter)

          Delaware                                     84-0593263
         ----------                                  ------------
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)

2270 South 88th Street, Louisville, Colorado                      80028-4309
- -----------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)


                      1993 NONSTATUTORY STOCK OPTION PLAN
                     --------------------------------------
                            (Full title of the Plan)

                           Lizbeth J. Stenmark, Esq.
                                 Senior Counsel
                         Storage Technology Corporation
                             2270 South 88th Street
                        Louisville, Colorado  80028-4309
                    ---------------------------------------
                    (Name and address of agent for service)

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                                 (303) 673-7919
                                ----------------
         (Telephone number, including area code, of agent for service)



                      CALCULATION OF REGISTRATION FEE

                                                    Proposed
    Title of                       Proposed         Maximum
    Securities      Amount         Maximum          Aggregate
    to be           to be          Offering         Amount of      Amount of
    Registered      Registered     Price Per        Offering       Registration
    (1)             (2)            Share (3)        Price (1)      Fee
    ---------------------------------------------------------------------------
    Common stock
     $.10 par       450,000        $33.313       $14,990,850.00    $5,169.26
     value

    (1) Includes preferred stock purchase rights issued in connection therewith.

    (2) These shares are reserved for issuance pursuant to, and upon the exercise of options granted pursuant to, the above-referenced stock option plan (the "Plan"). The additional shares of Common Stock that may become available for purchase in accordance with the provisions of the Plan in the event of certain changes in the outstanding shares of Common Stock of Storage Technology Corporation, including, among other things, stock dividends, stock splits, reverse stock splits, reorganizations and recapitalizations, are also being registered.

    (3) Determined pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and based on the prices at which the options relating to such shares may be exercised.
    ------------------------------------------
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                                      PART II

                               AVAILABLE INFORMATION

        Storage Technology Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission located at 75 Park Place, New York, New York 10007, and 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.


    ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The Company's Annual Report on Form 10-K for the fiscal year ended December 25, 1992, Quarterly Reports on Form 10-Q for the fiscal quarters ended March 26, 1993, June 25, 1993 and September 24, 1993. Current Report on Form 8-K dated January 28, 1993, Current Report on Form 8-K dated June 10, 1993, Current Report on Form 8-K dated September 23, 1993, Current Report on Form 8-K dated October 14, 1993, Current Report on Form 8-K dated October 20, 1993, and the Company's Registration Statements on Form 8-A dated August 13, 1981, August 23, 1990 and February 8, 1993, are incorporated by reference into this Prospectus. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than certain exhibits to such documents. Requests for such copies shall be directed to Corporate Communications, Storage Technology Corporation, 2270 South 88th Street, Louisville, Colorado 80028-4310 (telephone: (303) 673-5020).

                               --------------------
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    ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


        Section 102(b)(7) of the Delaware Corporation Law ("Delaware Law") provides that the certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend under
    Section 174 of the Delaware Law, or (iv) any transaction from which the director derived an improper personal benefit.

        The Company's Restated Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the extent permitted by Delaware Law. In addition, the Restated Certificate of Incorporation provides that no repeal or modification of such provisions shall eliminate or reduce any right or protection of a director of the Company existing at the time of such repeal or modification.

        Section 145 of Delaware Corporation Law grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions set forth therein. The Company's Restated Certificate of Incorporation provides for indemnification of such persons to the same extent permitted by Delaware law.

        Insofar as indemnification for liabilities arising under the
    Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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    ITEM 8.  EXHIBITS

          4.1 Restated Certificate of Incorporation and Restated Bylaws of the Registrant Dated July 28, 1987 (filed as Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 25, 1987, and incorporated herein by reference).

          4.2 Certificate of Amendment dated May 22, 1989 to the Restated Certificate of Incorporation of the Registrant dated July 28, 1987 (filed as Exhibit (c)(1) to the Registrant's Current Report on Form 8-K dated June 2, 1989, and incorporated by reference).

          4.3 Certificate of Second Amendment dated June 2, 1992 to the Restated Certificate of Incorporation of the Registrant dated July 28, 1987 (filed as Exhibit (3) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 26, 1992, and incorporated by reference).

          4.4 First Amendment dated February 2, 1988, to the Restated Bylaws of Storage Technology Corporation, amending
                      Section IV (filed as Exhibit 3(cc) to the Registrant's Annual report on Form 10-K for the fiscal year ended December 25, 1987, and incorporated by reference).

          4.5 Specimen Certificate of Common Stock, $0.10 par value, of the Registrant (filed as Exhibit (c)(2) as to the Registrant's Current Report on Form 8-K dated
                      June 2, 1989, and incorporated by reference).

          4.6 Rights Agreement dated as of August 20, 1990, between the Registrant and First Fidelity Bank, National Association, New Jersey (filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Commission on August 20, 1990, and incorporated by reference).

          4.7 Certificate of Designations of Series B Junior Participating Preferred Stock (filed as Exhibit A to
                      Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Commission on August 20, 1990, and incorporated by reference).

          4.8 Registration Statement of Registrant on Form 8-A dated August 13, 1981 (filed with the Commission and incorporated by reference).

          4.9 Registration Statement of Registrant on Form 8-A dated August 23, 1990 (filed with the Commission and incorporated by reference).
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          5.1         Opinion of Counsel.

          23.1        Consent of Price Waterhouse.

          23.2        Consent of KPMG Peat Marwick.

          23.3        Consent of Counsel.

          24.1 Powers of Attorney for each person executing the Registration Statement are contained on pages 6 and 7 hereof.




    ITEM 9.  UNDERTAKINGS

    1.    The undersigned registrant hereby undertakes:

                (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
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    3.    Insofar as indemnification of liabilities arising under the
          Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will governed by the final adjudication of such issue.
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                                    SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, State of Colorado, on the 7th day of February 1994.

                                  STORAGE TECHNOLOGY CORPORATION

                                  By  /s/RYAL R. POPPA
                                      ------------------------
                                      Ryal R. Poppa
                                      Chairman of the Board, President,
                                      Chief Executive Officer and Director


                                 POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Ryal R. Poppa, Gregory A. Tymn and
    W. Russell Wayman and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead in any and all capacities, to sign this Registration Statement and any and all documents in connection therewith (including amendments to this Registration Statement), and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in


    (a)    /s/RYAL R. POPPA                                 February 7, 1994
           ----------------
           Ryal R. Poppa       Chairman of the Board, President,
                               Chief Executive Officer and Director
                               (Principal Executive Officer)

    (b)    /s/GREGORY A. TYMN                               February 7, 1994
           ------------------
           Gregory A. Tymn     Senior Vice President
                               Chief Financial Officer
                               (Principal Financial Officer)

    (c)    /s/DAVID E. LACEY                                February 7, 1994
           -----------------
           David E. Lacey      Corporate Vice President and Controller
                               (Principal Accounting Officer)
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           Signature                      Title                  Date
           ---------                      -----                  ----


          /s/JUDITH E.N. ALBINO         Director              February 7, 1994
          ---------------------
          Judith E.N. Albino


          /s/WILLIAM L. ARMSTRONG       Director              February 7, 1994
          -----------------------
          William L. Armstrong


          /s/ROBERT A. BURGIN           Director              February 7, 1994
          -------------------
          Robert A. Burgin


          /s/PAUL FRIEDMAN              Director              February 7, 1994
          ----------------
          Paul Friedman


          /s/STEPHEN J. KEANE           Director              February 7, 1994
          -------------------
          Stephen J. Keane


          /s/ROBERT E. LABLANC          Director              February 7, 1994
          --------------------
          Robert E. LaBlanc


          /s/ROBERT E. LEE              Director              February 7, 1994
          ----------------
          Robert E. Lee


          /s/HARRISON SHULL             Director              February 7, 1994
          -----------------
          Harrison Shull


          -----------------             Director              February 7, 1994
          Richard C. Steadman


          /s/ROBERT C. WILSON           Director              February 7, 1994
          -------------------
          Robert C. Wilson
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                                   EXHIBIT INDEX



    Sequential
    Exhibit                             Description                     Page
    Number


    5.1               Opinion of Counsel                                 11

    23.1              Consent of Price Waterhouse                        12

    23.2              Consent of KPMG Peat Marwick                       13

    23.3              Consent of Counsel is included in Exhibit 5.1

    24.1 Powers of Attorney for each person executing this Registration Statement are contained on pages 6 and 7 hereof.
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